EXHIBIT 99.1

Berkeley Lights Reports Third Quarter 2022 Financial Results

EMERYVILLE, Calif., November 8, 2022 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in digital cell biology, today reported financial results for the quarter ended September 30, 2022.

Recent Highlights

•Delivered total revenue of $21.4 million for the third quarter of 2022, representing a decrease of 12% compared to the third quarter of 2021 and an increase of 12% compared to the second quarter of 2022

•Achieved record recurring revenue of $7.0 million, an increase of 48% year over year and an increase of 18% compared to the second quarter of 2022

•Delivered gross margin of 70.2% compared to 63.4% in the third quarter of 2021 and 67.5% in the second quarter of 2022

“Our third quarter results demonstrated progress against our new operating strategy. We delivered record recurring revenue, a strong rebound of platform placements, gross margin improvement, and cash burn in line with our plan,” said Dr. Siddhartha Kadia, chief executive officer of Berkeley Lights. “We are well on our way to transforming Berkeley Lights from a technology platform company into a growing, profitable, and sustainable life sciences tools and services company. We will continue to advance important changes to our business as we close out this year and lay a strong foundation for the immense opportunities ahead of us.”

Third Quarter 2022 Financial Results

	Three months ended September 30,
(in thousands, except per share data)	2022	2021
	(unaudited)	(unaudited)
Revenue	$21,398	$24,324
Gross profit	$15,025	$15,413
Gross margin %	70%	63%
Operating expenses	$36,561	$35,393
Loss from operations	$(21,536)	$(19,980)
Net loss	$(21,566)	$(20,403)
Net loss attributable to common stockholders per share, basic and diluted	$(0.32)	$(0.30)
Total stock-based compensation	$5,181	$5,962

2022 Guidance Outlook

Berkeley Lights continues to expect full-year 2022 revenue to be approximately in line with 2021 full-year revenue.

Webcast and Conference Call Information
Berkeley Lights will host a conference call to discuss the third quarter 2022 financial results after market close on Tuesday, November 8, 2022 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.berkeleylights.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Berkeley Lights
Berkeley Lights is a leading digital cell biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelect® chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon® and Lightning® systems and Culture Station™ instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward Looking Statements

This press release contains forward-looking statements that are based on management's beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding expectations of future operating results or financial performance, including our projected financial performance for the full year 2022 under the section captioned "2022 Guidance Outlook” and recurring revenue, management's estimates and expectations regarding growth of our business and market, including statements regarding transforming Berkeley Lights from a technology platform company into a growing, profitable and sustainable life sciences tools and services company, continuing to advance important changes to our business and our potential market opportunities and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including: our ability to implement our strategies for improving growth; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the failure to timely develop and achieve market acceptance of new products and services as well as existing products and services offerings; our limited operating history; our history of losses since inception; and general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19 and geopolitical uncertainty. Additional risks and uncertainties are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Press Contact
Media@berkeleylights.com

Investor Contact
IR@berkeleylights.com

Berkeley Lights, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Revenue:
Product revenue	$15,946	$16,704	$35,188	$43,258
Service revenue	5,452	7,620	25,566	18,944
Total revenue	21,398	24,324	60,754	62,202
Cost of sales:
Product cost of sales	4,602	4,797	9,911	11,832
Service cost of sales	1,771	4,114	9,065	9,778
Total cost of sales	6,373	8,911	18,976	21,610
Gross profit	15,025	15,413	41,778	40,592
Operating expenses:
Research and development	8,978	16,195	44,729	42,757
Selling, general and administrative	26,525	19,198	64,347	50,813
Restructuring	1,058	—	1,058	—
Total operating expenses	36,561	35,393	110,134	93,570
Loss from operations	(21,536)	(19,980)	(68,356)	(52,978)
Other income (expense):
Interest expense	(229)	(232)	(680)	(942)
Interest income	465	33	552	142
Other expense, net	(244)	(170)	(209)	(117)
Loss before income taxes	(21,544)	(20,349)	(68,693)	(53,895)
Provision for income taxes	22	54	46	97
Net loss	$(21,566)	$(20,403)	$(68,739)	$(53,992)

Net loss attributable to common stockholders per share, basic and diluted	$(0.32)	$(0.30)	$(1.01)	$(0.81)
Weighted-average shares used in calculating net loss per share, basic and diluted	68,384,115	67,213,282	68,024,937	66,428,303

Berkeley Lights, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

Assets	September 30, 2022	December 31, 2021

Current assets:
Cash and cash equivalents	$120,640	$178,096
Short-term marketable securities	14,075	—
Trade accounts receivable	20,255	25,942
Inventory	15,706	14,547
Prepaid expenses and other current assets	10,285	11,985
Total current assets	180,961	230,570
Restricted cash	—	270
Property and equipment, net	27,704	27,992
Operating lease right-of-use assets	24,118	26,060
Other assets	2,101	2,361
Total assets	$234,884	$287,253
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$7,921	$8,198
Accrued expenses and other current liabilities	16,243	12,425
Current portion of notes payable	2,483	—
Deferred revenue	7,733	12,128
Total current liabilities	34,380	32,751
Notes payable	17,327	19,762
Deferred revenue, net of current portion	1,433	2,187
Lease liability, long-term	23,561	24,337
Total liabilities	76,701	79,037
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	490,544	471,820
Accumulated deficit	(332,347)	(263,608)
Accumulated other comprehensive loss	(18)	—
Total stockholders’ equity	158,183	208,216
Total liabilities and stockholders’ equity	$234,884	$287,253